================================================================================
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No.  )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                        SCHNITZER STEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

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       4)  Proposed maximum aggregate value of transaction:

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       5)  Total fee paid:

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[_]    Fee paid previously with preliminary materials

[_]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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       2)  Form, Schedule or Registration Statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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


                        SCHNITZER STEEL INDUSTRIES, INC.



December 29, 2004


Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Monday, January 31, 2005 at 8 A.M., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205.

The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.


Sincerely,

/s/ Robert W. Philip

Robert W. Philip
Chairman, President and Chief Executive Officer

                        SCHNITZER STEEL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 31, 2005


The Annual Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the Company) will be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 on Monday, January 31, 2005 at 8 A.M., local time, for the following purposes:

     (1) To elect ten directors each to serve until the next Annual Meeting of Shareholders and until a successor has been elected and qualified;

     (2)  To approve the proposed Executive Annual Bonus Plan; and

     (3) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on November 29, 2004 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.



By Order of the Board of Directors,

/s/ Ilene Dobrow Davidson

Ilene Dobrow Davidson
Secretary

Portland, Oregon
December 29, 2004

                        SCHNITZER STEEL INDUSTRIES, INC.

                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schnitzer Steel Industries, Inc., an Oregon corporation (the Company), to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047, Attention: Ilene Dobrow Davidson, Secretary, or hand-delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

The mailing address of the principal executive offices of the Company is P.O. Box 10047, Portland, Oregon 97296-0047. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being mailed to shareholders on or about December 29, 2004.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is November 29, 2004. At the close of business on November 29, 2004, 22,409,611 shares of Class A Common Stock (Class A), par value $1.00 per share, and 8,012,366 shares of Class B Common Stock (Class B), par value $1.00 per share, of the Company (collectively, the Common Stock) were outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 2004 (unless otherwise noted in the footnotes to the table), by (i) persons known to the Company to be the beneficial owner of more than 5% of either class of the Company's Common Stock,
(ii) each of the Company's directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and
(iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

=================================================================================================================
        Name of Beneficial Owner or                           Class A Shares                Class B Shares
         Number of Persons in Group                       Beneficially Owned (1)        Beneficially Owned (1)
----------------------------------------------------- ----------------- ----------- ----------------- -----------
                                                            Number        Percent         Number        Percent
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Schnitzer Steel Industries, Inc. Voting Trust
(the Schnitzer Trust)                                                                  7,374,671           88.8%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Marilyn S. Easly (2)                                                                     660,382            8.0%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Carol S. Lewis (2)                                        19,500                *        577,049            6.9%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Scott Lewis                                              116,145                *
----------------------------------------------------- ----------------- ----------- ----------------- -----------
    MANUEL SCHNITZER FAMILY GROUP,
       Carol S. Lewis, Trustee (3)                                                     1,615,633           19.5%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Dori Schnitzer (2)                                                                       847,419           10.2%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Susan Schnitzer (2)                                                                      663,057            8.0%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Jean S. Reynolds (2)                                      61,300                *        533,973            6.4%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
    MORRIS SCHNITZER FAMILY GROUP,
       Dori Schnitzer, Trustee (3)                                                     1,811,175           21.8%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Gilbert and Thelma S. Schnitzer (2)                                                      882,222           10.6%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Kenneth M. and Deborah S. Novack (2)                                                     311,031            3.7%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Gary Schnitzer and Sandra Wilder  (2)                     18,072  (4)           *          1,920               *
----------------------------------------------------- ----------------- ----------- ----------------- -----------
    GILBERT SCHNITZER FAMILY GROUP,
       Gary Schnitzer, Trustee (3)                                                     1,251,826           15.1%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Lois T. Schnitzer (2)                                      4,230                *        620,482            7.5%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Robert W. and Rita S. Philip (2)                         302,477  (5)        1.4%        454,541            5.5%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
    LEONARD SCHNITZER FAMILY GROUP,
       Rita S. Philip, Trustee (3)                                                     2,696,037           32.5%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Royce & Associates LLC (9)                             3,129,800  (6)       14.2%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Batterymarch Financial Management, Inc. (10)           1,102,899  (6)        5.0%
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Robert S. Ball                                            15,000                *
----------------------------------------------------- ----------------- ----------- ----------------- -----------
William A. Furman                                         10,500                *
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Ralph R. Shaw                                             12,000                *
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Barry A. Rosen                                            11,612  (7)           *
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Kurt C. Zetzsche                                          12,553  (8)           *
----------------------------------------------------- ----------------- ----------- ----------------- -----------
Jay Robinovitz
----------------------------------------------------- ----------------- ----------- ----------------- -----------
All directors and executive officers as a group
(15 persons) (2)                                         590,084  (11)       2.6%       2,725,933          32.8%
=================================================================================================================

 *   Less than 1%

(1) Includes, in all cases, shares held by either spouse, either directly or as trustee or custodian. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.
(2) Except as described below, Class B shares owned by these shareholders are subject to the Schnitzer Trust and represented by voting trust certificates beneficially owned by the shareholders. Class B shares beneficially owned that are not subject to the Schnitzer Trust are as follows:

                        Marilyn S. Easly                            63,645
                        Carol S. Lewis                              90,000
                        Dori Schnitzer                             112,500
                        Susan Schnitzer                            112,500
                        Jean S. Reynolds                            75,000

(3) Class B shares shown in the table as owned by a family group represent the total number of shares subject to the Schnitzer Trust owned by members of the family group. The trustee for each family group has certain voting powers with respect to the family group's shares as described below under "Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement."
(4) Includes 14,172 shares subject to options exercisable prior to October 30, 2004.
(5) Consists of 302,477 shares subject to options exercisable prior to October 30, 2004.
(6) Beneficial ownership as of November 21, 2004 as reported by the investment manager on Form 13F. Data was obtained from information published by the NASDAQ Stock Market, Inc.
(7) Includes 11,267 shares subject to options exercisable prior to October 30, 2004.
(8) Includes 12,253 shares subject to options exercisable prior to October 30, 2004.
(9) Royce & Associates, LLC, 1414 Avenue of the Americas, 9th Floor, New York, NY 10019-2578
(10) Batterymarch Financial Management, Inc., 200 Clarendon Street, 49th Floor, Boston, MA 02116-5016
(11) Includes 351,094 shares subject to options exercisable prior to October 30, 2004.


SCHNITZER STEEL INDUSTRIES, INC. VOTING TRUST AND BUY-SELL AGREEMENT

VOTING TRUST PROVISIONS. Pursuant to the terms of the Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and Buy-Sell Agreement dated March 26, 2001 (the Schnitzer Trust Agreement), the beneficial owners of over 80% of the outstanding shares of Class B Common Stock have made their shares subject to the terms of the Schnitzer Steel Industries, Inc. Voting Trust (the Schnitzer Trust). The Schnitzer Trust is divided into four separate groups, one for each branch of the Schnitzer family. Carol S. Lewis, Dori Schnitzer, Gary Schnitzer, and Rita S. Philip are the four trustees of the Schnitzer Trust and each is also the separate trustee for his or her separate family group. Pursuant to the Schnitzer Trust Agreement, the trustees as a group have the power to vote the shares subject to the Schnitzer Trust and, in determining how the trust shares will be voted, each trustee separately has the number of votes equal to the number of shares held in trust for his or her family group. Any action by the trustees requires the approval of the trustees with votes equal to at least 52.5% of the total number of shares subject to the Schnitzer Trust. Before voting with respect to the following actions, each trustee is required to obtain the approval of holders of a majority of the voting trust certificates held by his or her family group: (a) any merger or consolidation of the Company with any other corporation, (b) the sale of all or substantially all the Company's assets or any other sale of assets requiring approval of the Company's shareholders,
(c) any reorganization of the Company requiring approval of the Company's shareholders, (d) any partial liquidation or dissolution requiring approval of the Company's shareholders, and (e) dissolution of the Company. The Schnitzer Trust will terminate on March 26, 2011 unless terminated prior thereto by agreement of the holders of trust certificates representing two-thirds of the shares held in trust for each family group.

PROVISIONS RESTRICTING TRANSFER. The trustees are prohibited from selling or encumbering any shares held in the Schnitzer Trust. The Schnitzer Trust Agreement contains transfer restrictions binding on both holders of voting trust certificates and holders of shares of Class B Common Stock distributed from the Schnitzer Trust, unless such restrictions are waived by the trustees. The Schnitzer Trust Agreement prohibits shareholders who are subject thereto from selling or otherwise transferring their voting trust certificates or their shares of Class B Common Stock except to other persons in their family group or to entities controlled by such persons. Such transfers are also restricted by the Company's Restated Articles of Incorporation. A holder of voting trust certificates is permitted to sell or make a charitable gift of the shares of Class B Common Stock represented by his or her certificates by first directing the trustees to convert the shares into Class A Common Stock, which will then be distributed to the holder free from restrictions under the agreement. Similarly, a holder of Class B Common Stock subject to the transfer restrictions is permitted to sell or make a charitable gift of the holder's Class B Common Stock by first converting the shares into Class A Common Stock, which will then be free from restrictions under the agreement. However, before causing any shares to be converted for sale, a holder must offer the shares (or the voting trust certificates representing the shares) to the other voting trust certificate holders who may purchase the shares at the current market price for the Class A Common Stock or exchange shares of Class A Common Stock owned by them for the Class B Common Stock proposed to be converted.



                              ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor has been duly elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Robert S. Ball, William A. Furman, Carol S. Lewis, Scott Lewis, Kenneth M. Novack, Robert W. Philip, Jean
S. Reynolds, Dori Schnitzer, Gary Schnitzer, and Ralph R. Shaw. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the results of the vote.

Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.


    Name and Year
 First Became Director              Business Experience                     Age
 ---------------------              -------------------                     ---

     Robert S. Ball     Director of the Company since September 1993.        63
          1993          Since 1982, he has been a partner in the
                        Portland, Oregon law firm of Ball Janik LLP.

   William A. Furman    Director of the Company since September 1993.        59
          1993          Mr. Furman serves as chairman of the
                        Company's Nominating and Corporate Governance
                        Committee. Since 1981, he has been President,
                        Chief Executive Officer and a director of The
                        Greenbrier Companies of Portland, Oregon, a publicly held company with subsidiaries, including Gunderson, Inc., engaged in manufacturing, marketing and leasing of railcars and other equipment.

     Carol S. Lewis     Director of the Company since December 1987.         67
          1987          She is the former proprietor of Virginia
                        Jacobs, which had three linen and home
                        accessories stores.

      Scott Lewis       Director of the Company since 1998. Mr. Lewis        45
          1998          is currently a principal in and an
                        environmental design consultant with
                        Brightworks Northwest LLC. He was the former
                        Chief Executive Officer of Help1.com, a
                        business development executive with
                        Conversational Computing Corporation,
                        President of Sora Corporation, and an
                        information technology consultant. Mr. Lewis is the son of Carol S. Lewis.

    Name and Year
 First Became Director              Business Experience                     Age
 ---------------------              -------------------                     ---

  Kenneth M. Novack     President since 1991 and Chief Executive             58
         1991           Officer of Schnitzer Investment Corp. (SIC)
                        since January 2002 He became Chairman of the Board of SIC in 2004. Mr. Novack was Chairman of the Board for Lasco Shipping Co. He was an Executive Vice President of the Company from
                        1991 until 2003. Mr. Novack is married to a first cousin of Carol S. Lewis.

   Robert W. Philip     President of the Company since March 1991,           57
         1991           Chief Executive Officer since January 2002
                        and Chairman since January 2004. Mr. Philip is married to a first cousin of Carol S.
                        Lewis.

   Jean S. Reynolds     Director of the Company since September 1993.        55
         1993           She was previously a marketing and efficiency
                        consultant. Ms. Reynolds is a first cousin of Carol S. Lewis.

    Dori Schnitzer      Secretary of the Company from June 1987 until        51
         1991           June 2000 and became a director in March
                        1991. From May 1991 until June 2000, she was the Executive Vice President of Lasco
                        Shipping Co., a subsidiary of Schnitzer
                        Investment Corp. Ms. Schnitzer is a first cousin of Carol S. Lewis.

    Gary Schnitzer      Executive Vice President in charge of the            62
         1993           Company's California metals recycling
                        operations since 1980 and a director since
                        September 1993. Mr. Schnitzer is a first cousin of Carol S. Lewis.

    Ralph R. Shaw       Director of the Company since September 1993.        66
         1993           Mr. Shaw serves as Chairman of the Company's
                        Compensation Committee and Audit Committee.
                        Mr. Shaw is President of Shaw Management,
                        Inc., a financial services and venture
                        capital firm.


BOARD OF DIRECTORS INDEPENDENCE, COMMITTEES AND NOMINATIONS

The Board of Directors has determined that Robert Ball, William Furman and Ralph Shaw are "independent directors" as defined in Nasdaq rules, and has not determined that any other director qualifies as an independent director. Although the Nasdaq rules generally require Nasdaq-listed companies to have a board of directors comprised of a majority of independent directors, a "controlled company" is exempt from this requirement. The Schnitzer family members who are parties to the Schnitzer Trust are a group of shareholders who collectively hold more than 50% of the voting power of the Company and, accordingly, the Company is an exempt controlled company. The independent directors hold regularly scheduled meetings at which only independent directors are present.

The Company's Board of Directors has a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Robert Ball, William Furman, and Ralph Shaw, the three directors who have been determined to be independent directors, are the three members of all three of these committees. The Board of Directors has also determined that each of these directors meets all additional independence and financial literacy requirements for Audit Committee membership under Nasdaq rules, and has determined that Mr. Shaw is an "audit committee financial expert" as defined in regulations adopted by the Securities and Exchange Commission.

The principal functions of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of its financial statements, to appoint, compensate, retain and oversee the independent auditors, to review and approve all audit and non-audit services performed by the independent auditors, and to discuss the results of the audit with the independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this proxy statement.

The Compensation Committee administers the Company's 1993 Stock Incentive Plan and makes recommendations to the Board of Directors regarding compensation for executive officers of the Company.

The Nominating and Corporate Governance Committee identifies, selects and recommends individuals qualified to become Board members, and develops and recommends corporate governance guidelines. The Nominating and Corporate Governance Committee has a written charter, a copy of which is posted on the Company's website at www.schnitzersteel.com. The charter provides that for so long as the Schnitzer Trust holds shares with a majority of the votes in the election of directors, the Committee will recommend for nomination as directors all Schnitzer family representatives requested by the trustees of the Schnitzer Trust. The Committee will otherwise identify potential director candidates through a variety of means, including recommendations from members of the Committee or the Board, suggestions from Company management, and shareholder recommendations. The Committee also may, in its discretion, engage director search firms to identify candidates. Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by submitting a written recommendation to the committee, c/o Ilene Dobrow Davidson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047. The recommendation should include the candidate's name, age, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company's proxy statement and to serve as a director, if elected. In assessing potential candidates, the Committee considers the composition of the Board as a whole and the character, background and professional experience of each potential candidate. In its evaluation of potential candidates, the Committee considers the following factors: qualification as an "independent director;" character, integrity and mature judgment; accomplishments and reputation in the business community; knowledge of the Company's industry or other industries relevant to the Company's business; specific skills such as financial expertise needed by the Board; inquisitive and objective perspective; commitment and ability to devote time and effort to Board responsibilities; and diversity of viewpoints and experience. In considering recommendations regarding the re-nomination of incumbent directors, the Committee also takes into account the performance of such persons as directors, including the number of meetings attended and the level and quality of participation, as well as the value of continuity and knowledge of the Company gained through Board service. The Nominating and Corporate Governance Committee meets to discuss and consider the qualifications of each potential new director candidate, whether recommended by shareholders or identified by other means, and determines by majority vote whether to recommend such candidate to the Board of Directors. The final decision to either elect a candidate to fill a vacancy between Annual Meetings or include a candidate on the slate of nominees proposed at an Annual Meeting is made by the Board of Directors.

Shareholders desiring to communicate directly with the Board of Directors, or with any individual director, may do so in writing addressed to the intended recipient or recipients, c/o Ilene Dobrow Davidson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047. All such communications will be reviewed and forwarded to the designated recipient or recipients in a timely manner.

During fiscal 2004, the Board of Directors held 5 meetings, the Audit Committee held 12 meetings and the Compensation Committee held 6 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and of committees of the Board on which they served. The Company encourages all directors to attend each annual meeting of shareholders, and nine out of ten directors attended the 2004 Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company in fiscal 2004 (hereinafter referred to as the Named Executive Officers):

===========================================================================================================
                                                                                  Long-Term
                                                   Annual Compensation          Compensation
                                          ------------------------------------ ---------------
                                                                                   Awards
                                                                                 Securities     All Other
             Name and             Fiscal                                         Underlying     Compensa-
        Principal Position         Year      Salary         Bonus       Other    Options (2)     tion (3)
-------------------------------- -------- ------------ --------------- ------- --------------- -----------
Robert W. Philip (1)               2004     $575,000     $ 1,138,214                             $10,000
                                 -------- ------------ --------------- ------- --------------- -----------
  Chairman, President and          2003     $554,808     $   836,219               195,000       $10,000
                                 -------- ------------ --------------- ------- --------------- -----------
  Chief Executive Officer          2002     $453,300     $   456,919                              $9,500
-------------------------------- -------- ------------ --------------- ------- --------------- -----------
Gary Schnitzer (1)                 2004     $335,563     $   323,616                             $10,000
                                 -------- ------------ --------------- ------- --------------- -----------
  Executive Vice President         2003     $314,532     $   226,261               100,650       $10,000
                                 -------- ------------ --------------- ------- --------------- -----------
                                   2002     $302,959     $   160,568                              $9,500
-------------------------------- -------- ------------ --------------- ------- --------------- -----------
Kurt C. Zetzsche                   2004     $281,150     $   294,952                             $20,000
                                 -------- ------------ --------------- ------- --------------- -----------
  President, Cascade Steel         2003     $281,663     $   164,792                87,036       $20,000
                                 -------- ------------ --------------- ------- --------------- -----------
  Rolling Mills, Inc.              2002     $269,871                                             $19,000
-------------------------------- -------- ------------ --------------- ------- --------------- -----------
Barry A. Rosen (1)                 2004     $348,468     $   307,496                             $10,000
                                 -------- ------------ --------------- ------- --------------- -----------
  Vice President, Finance and      2003     $261,572     $   197,314                80,169       $10,000
                                 -------- ------------ --------------- ------- --------------- -----------
  Chief Financial Officer          2002     $251,462     $   129,438                              $9,500
-------------------------------- -------- ------------ --------------- ------- --------------- -----------
Jay Robinovitz                     2004     $219,265     $   151,292                             $10,000
                                 -------- ------------ --------------- ------- --------------- -----------
  Vice President                   2003     $176,761     $    83,977                10,500        $8,838
                                 -------- ------------ --------------- ------- --------------- -----------
                                   2002     $138,335     $    52,936                19,125        $6,917
==========================================================================================================

(1) The amounts in the table do not include the amounts of salary and bonus separately paid by other Schnitzer Group companies to these officers through a reimbursement arrangement under the Shared Services Agreement. In fiscal 2004, Barry Rosen's responsibilities to the other Schnitzer Group companies were assumed by a newly appointed chief financial officer of those companies. Thus, in fiscal 2004, Mr. Rosen dedicated more time to the Company and the Company began paying for the portion of his salary previously paid for by the other companies.

(2) Options awarded have been adjusted to reflect the two-for-one stock split on August 14, 2003 and the three-for-two stock split on March 25, 2004.

(3) For fiscal years 2004, 2003, and 2002, All Other Compensation consists entirely of Company contributions to the Company's Supplemental Retirement Plan and Salary Deferral Retirement Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

In past years, the Company has typically granted options to Named Executive Officers in the month of June. During 2004, options to the Named Executive Officers were not granted until October, thereby falling in fiscal 2005. The following table provides information regarding stock options for Class A Common Stock granted to the Named Executive Officers in October 2004.

================================================================================================================
                                 INDIVIDUAL GRANTS
----------------------------------------------------------------------------------
                        Number of                                                  Potential Realizable Value at
                       Securities     Percent of                                      Assumed Annual Rates of
                       Underlying    Total Options                                    Stock Price Appreciation
                         Options       Granted to                                       for Option Term (2)
                         Granted      Employees in    Exercise Price   Expiration  -----------------------------
      Name                 (1)       Fiscal Year(3)      Per Share         Date            5%            10%
--------------------- ------------- ---------------- ---------------- ------------ -------------- --------------
Robert W. Philip       67,500  (3)       --               $ 28.41       10/18/14     $1,206,016     $3,056,280
--------------------- ------------- ---------------- ---------------- ------------ -------------- --------------
Gary Schnitzer         25,000  (3)       --               $ 28.41       10/18/14     $  446,672     $1,131,956
--------------------- ------------- ---------------- ---------------- ------------ -------------- --------------
Kurt C. Zetzsche           --  (4)       --                 --                --             --             --
--------------------- ------------- ---------------- ---------------- ------------ -------------- --------------
Barry Rosen                --  (4)       --                 --                --             --             --
--------------------- ------------- ---------------- ---------------- ------------ -------------- --------------
Jay Robinovitz         10,000  (3)       --               $ 28.41       10/18/14     $  178,669     $  452,782
================================================================================================================

(1) Each option was granted on the date 10 years prior to the expiration date shown in the table. Options become exercisable for 20% per year over the five-year period starting on June 1, 2004.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(3) The Compensation Committee normally makes option grants to Company executives in June of each fiscal year. However, grants made to the indicated executives in 2004 were not made until the first quarter of fiscal 2005. These grants will be reflected in the fiscal 2005 Summary Compensation Table and will again be reflected in the fiscal 2005 Stock Option Grants table.

(4) Mr. Zetzsche retired from the Company in November 2004 and Mr. Rosen will retire in June 2005. As such, no options were granted to these Named Executive Officers in October 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of August 31, 2004 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

=========================================================================================================
                                                                                           (c)
                                            (a)                     (b)            Number of securities
                                  Number of securities to    Weighted average      remaining available
                                  be issued upon exercise    exercise price of     for future issuance
                                  of outstanding options,   outstanding options,  (excluding securities
         Plan category              warrants and rights     warrants and rights  reflected in column (a))
-------------------------------- ------------------------- --------------------- ------------------------
Equity compensation plans
approved by security holders(1)           1,115,149               $ 8.80                 3,128,841
-------------------------------- ------------------------- --------------------- ------------------------
Equity compensation plans not
approved by security holders                     --                   --                        --
-------------------------------- ------------------------- --------------------- ------------------------
Total                                     1,115,149               $ 8.80                 3,128,841
=========================================================================================================

(1) Consists entirely of shares of Class A Common Stock authorized for issuance under the Company's 1993 Stock Incentive Plan.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table provides certain information concerning exercises of stock options during the fiscal year ended August 31, 2004 by each of the Named Executive Officers as well as the number and value of unexercised options held by such persons at August 31, 2004.

================================================================================================================
                                                                                        Value of Unexercised
                                                     Number of Unexercised Options      in the Money Options
                                                          at Fiscal Year-End           at Fiscal Year-End (1)
                       Shares Acquired     Value     ----------------------------- -----------------------------
        Name             on Exercise      Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------- ----------------- ------------ ------------- --------------- ------------- ---------------
Robert W. Philip           228,400       $4,628,115     275,477        180,300      $5,747,776       $3,738,030
--------------------- ----------------- ------------ ------------- --------------- ------------- ---------------

Gary Schnitzer             222,123       $4,323,233          --         93,636             --        $1,948,576
--------------------- ----------------- ------------ ------------- --------------- ------------- ---------------

Kurt C. Zetzsche            51,468       $1,371,944          --         81,429             --        $1,695,701
--------------------- ----------------- ------------ ------------- --------------- ------------- ---------------

Barry A. Rosen (2)          50,243       $1,208,122      39,630         75,079      $  834,351       $1,563,198
--------------------- ----------------- ------------ ------------- --------------- ------------- ---------------

Jay Robinovitz              34,800        $ 777,428          --         23,475             --       $   465,548
================================================================================================================

(1) Aggregate value of shares covered by in the money options at August 31, 2004, less the aggregate exercise price of such options.

(2) Mr. Rosen transferred certain options to his former spouse during the year ended August 31, 2003. The information shown in this table for Mr. Rosen includes the following related to the former spouse: 39,630 exercisable but unexercised options at fiscal year-end and $834,351 in value of unexercised in the money exercisable options at fiscal year-end.

DEFINED BENEFIT RETIREMENT PLANS

PENSION RETIREMENT PLAN. The Company's Pension Retirement Plan (the Plan) is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986 (the Code). All employees (except certain union and on-call employees) of the Company and certain other Schnitzer Group companies are eligible to participate in the Plan after meeting certain service requirements. Generally, pension benefits become fully vested after five years of service and are paid in monthly installments beginning when the employee retires at age 65. Annual benefits equal 2% of qualifying compensation for each Plan year of service after August 31, 1986. Upon their retirement, assuming retirement at age 60 (except age 65 for Gary Schnitzer) and no increase in annual compensation from current levels, Robert W. Philip, Gary Schnitzer, Barry A. Rosen and Jay Robinovitz would receive annual benefits for life of $61,000, $70,000, $57,000 and $62,000, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT BONUS PLAN. The Supplemental Executive Retirement Bonus Plan (the Supplemental Plan) was adopted to provide a competitive level of retirement income for key executives selected by the Board of Directors. The Supplemental Plan establishes an annual target benefit for each participant based on continuous years of service (up to a maximum of 25 years) and the average of the participant's five highest consecutive calendar years of compensation, with certain limitations on bonuses to be included, with the target benefit subject to an inflation-adjusted limit equal to $217,715 in 2004. The target benefit is reduced by 100% of primary social security benefits and the Company-paid portion of all benefits payable under the Company's qualified retirement plans to determine the actual benefit payable under the Supplemental Plan. The actual benefit shall be paid as a straight life annuity or in other actuarially equivalent forms. Benefits are payable under the plan only to participants who terminate employment after age 55 with 10 credited years of service or after age 60. The following table shows the estimated annual target benefits under the Supplemental Plan, before the reductions based on social security and Company-paid retirement benefits, for executives who retire at age 60 (the normal retirement age under the Supplemental Plan) with various levels of pay and service, based on the 2004 value for the inflation-adjusted cap.

=============================================================================
  Highest Consecutive                  Credited Years of Service
   Five-Year Average       --------------------------------------------------
Qualifying Compensation         10          15           20           25
-----------------------    ----------- ------------ ------------ ------------
        $200,000             $52,000      $78,000     $104,000     $130,000
-----------------------    ----------- ------------ ------------ ------------
        $250,000             $65,000      $97,500     $130,000     $162,500
-----------------------    ----------- ------------ ------------ ------------
        $300,000             $78,000     $117,000     $156,000     $195,000
-----------------------    ----------- ------------ ------------ ------------
        $350,000             $87,086     $130,629     $174,172     $217,715
-----------------------    ----------- ------------ ------------ ------------
        $400,000             $87,086     $130,629     $174,172     $217,715
=============================================================================

As of December 31, 2003, Robert W. Philip, Gary Schnitzer and Barry A. Rosen had, 33, 40 and 23 years of service, respectively, and highest consecutive five-year average qualifying compensation of $807,000, $382,000 and $399,000, respectively. The retirement benefits in the above table do not include benefits payable to Mr. Schnitzer, Mr. Philip and Mr. Rosen under the supplemental executive retirement plan of Schnitzer Investment Corp. in recognition of services provided to other Schnitzer Group companies.

EMPLOYMENT AGREEMENTS
In fiscal 2004, Barry A. Rosen advised the Company of his intention to retire as of August 31, 2004. To induce Mr. Rosen to remain as Chief Financial Officer of the Company for a transition period, the Company entered into an Employment Agreement with Mr. Rosen in August 2004. Under this agreement, Mr. Rosen agreed to continue as the Company's Chief Financial Officer at least through June 2, 2005, and for up to an additional three months thereafter if requested by the Company. Mr. Rosen will receive his base salary during the remainder of his employment, but will not participate in the Company's EVA Bonus Plan for fiscal 2005 and did not receive a stock option grant along with other officers in October 2004. In lieu of receiving the balance of his EVA bonus bank after his retirement and after giving effect to fiscal 2005 EVA results as provided in the EVA Bonus Plan, the agreement provided for the payout of his $299,220 EVA bonus bank on November 30, 2004. The agreement also provided for the payment to Mr. Rosen of a $280,000 retention bonus on November 30, 2004. If Mr. Rosen remains employed through June 2, 2005, or if his employment is terminated by the Company without cause before that date, all of his unvested stock options will accelerate and become fully exercisable.

DIRECTOR COMPENSATION
Directors who are not employees of Schnitzer Group companies receive an annual fee of $20,000 plus $1,200 for attending each Board meeting or committee meeting held other than on the same day as a Board meeting and are reimbursed for expenses incurred attending Board and committee meetings. Committee chairs receive an annual retainer of $3,500. In 2004, the directors began participation in the Company's 1993 Stock Incentive Plan. Each non-employee director was granted an option for 4,500 shares, with an exercise price of $27.96 per share, in August 2004. These options will vest 20% annually over five years and have a term of ten years. The Company intends to make similar annual stock option grants in the future. The option exercise price will be based upon the closing price of the Company's Class A shares on the date of grant. Directors may also elect to receive annual compensation in stock options in lieu of cash compensation based on the Black-Scholes option pricing model as a basis for exchange.


                              CERTAIN TRANSACTIONS

The Company is part of the Schnitzer Group of companies, all of which are controlled by members of the Schnitzer family. Other companies in the group include: Schnitzer Investment Corp. (SIC), engaged in the real estate business; Liberty Shipping Group LLC (LSGLLC) and its manager LSGGP LLC (LSGGP), engaged in the ocean shipping business; and Island Equipment Company, Inc. (IECO), engaged in various businesses in Guam and other South Pacific islands.

The Company leases certain properties used in its business from SIC. These properties and certain lease terms are set forth in the following table:

==============================================================================
                                                                   EXPIRATION
              PROPERTY                               ANNUAL RENT    OF LEASES
--------------------------------------------------- ------------- ------------
Corporate Headquarters                                 $ 385,000      2014
--------------------------------------------------- ------------- ------------
Metals Recycling Operations:
  Portland facility and marine terminal                1,834,000      2063
--------------------------------------------------- ------------- ------------
          Total                                       $2,219,000
==============================================================================

The lease for the Portland metals recycling operation (the "Portland Metals Recycling Lease") was signed in 1988. In accordance with the amended lease terms, the rent payable under the lease was adjusted on September 1, 2003 to $1,834,000 per year and is scheduled to adjust every five years thereafter. The adjustment made on September 1, 2003 was based on an analysis of market rates performed by independent experts and consultations with independent counsel and was approved by the Company's independent directors. In 2018 and every fifteen years thereafter, adjustments to appraised fair market rent for the leased property will likewise be made, but only if such adjustment results in an increase in rent. Intervening rate adjustments will be based on the average of the percentage increases or decreases in two inflation indexes over the five years prior to the applicable adjustment date.

The Company provides management and administrative services to, and in some cases receives services from, SIC, LSGLLC, LSGGP, and IECO pursuant to a Second Amended Shared Services Agreement, as amended as of September 1, 1994. The agreement provides that all service providing employees, except executive officers, are charged out at rates based on the actual hourly compensation expense to the Company for such employees (including fringe benefits and bonuses) plus an hourly charge for reimbursement of space costs associated with such employees, all increased by 15% as a margin for additional overhead and to cover capital employed. The Company independently determines the salaries to pay its executive officers, and the other companies reimburse the Company fully for salaries and related benefits the other companies decide to pay, plus the hourly space charge and the 15% margin. Under the agreement, the Company independently determines the amount of bonus to pay to each of its employees, and the other companies reimburse the Company fully for any bonuses the other companies decide to pay. The agreement also provides for the monthly payment by these related parties to the Company of amounts intended to reimburse the Company for their proportionate use of the Company's telephone and computer systems. Net charges by the Company to the related parties under the agreement in fiscal 2004 totaled $0.6 million.

Pursuant to a policy adopted by the Board of Directors, all transactions with other Schnitzer Group companies require the approval of a majority of the independent directors or must be within guidelines previously established by them.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) is composed of three outside directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies and the levels of compensation to be paid to executive officers. In addition, the Committee has sole responsibility for the administration of, and the grant of stock options and other awards under, the Company's 1993 Stock Incentive Plan, as amended.

The objectives of the Company's executive compensation program are to attract and retain highly qualified executives, and to motivate them to maximize shareholder returns by achieving both short-term and long-term strategic Company goals. The three basic components of the executive compensation program are base salary, annual bonus dependent on corporate financial performance and stock option grants.

BASE SALARY

The Company's salary revisions generally become effective in June of each year. For purposes of determining the executive officers' salaries effective June 2004, the Committee considered the improvement in the Company's results in relation to the Company's peers, the metals recycling and steel industries in general, economic conditions and executive performance.

ANNUAL BONUSES

During fiscal 2001, the Company adopted the Schnitzer Steel Industries, Inc. Economic Value Added Bonus Plan (the Plan). The Plan provides for cash awards based on Company performance measured by Economic Value Added (EVA(R)). EVA is a measure of adjusted operating profit after deductions for income taxes and the estimated weighted average cost of the Company's debt and equity capital. The EVA bonus plan is based on three key concepts: 1) an individual's target bonus,
2) a bonus multiple based on the calculated variance from expected EVA, which is based upon the prior year's actual EVA plus a pre-determined improvement factor and 3) an individual's bonus bank. Target bonuses are stated as a percentage of the annual salary for each executive officer. The target bonuses for the executive officers were developed in part from recommendations of the consultants engaged to assist the Company in implementing the Plan. The expected EVA improvement from year to year is a fixed amount that is adjusted only when significant changes in the Company's capital structure or business occur or during periodic plan recalibrations. The executive officers' bonus declarations under the Plan will be greater than their stated target bonuses if the Company's EVA exceeds the predetermined EVA, i.e., the prior year's EVA plus the expected EVA improvement. Likewise, bonus declarations will be lower than the target, and can be negative, if the Company's EVA results are less than the expected EVA. Positive bonus declarations are limited to 300% of target, and negative bonus declarations are limited to 100% of target, except that these limits do not apply to executives of the Company's steel manufacturing subsidiary. Under the Plan, bonus declarations for individuals are credited to their bonus banks. The bonus actually paid to an individual for a fiscal year is equal to the amount of the bonus bank balance, up to the target bonus for that fiscal year, plus one-third of the bonus bank balance in excess of the target bonus. If the bonus bank balance is negative, up to 50% of any positive bonus declaration is applied to reduce the negative balance, with the remainder of the positive bonus declaration being paid currently. Bonuses may be based on the performance of specified EVA centers and/or the consolidated EVA results of the Company. The EVA centers represent various geographic areas or divisions within the Company. While the EVA bonuses for certain executive officers are based solely on the consolidated EVA results of the Company, other officers' bonuses are based partially on the results of the EVA center for which they have primary responsibility and partially on the consolidated EVA results of the Company.

The Committee believes that EVA provides the best operating performance measure of shareholder returns in excess of the cost of capital.

The bonus amounts paid to the Chief Executive Officer and the other Named Executive Officers under the Plan for fiscal 2004 are shown in the Summary Compensation Table.


STOCK OPTIONS

The stock option program is the Company's principal long-term incentive plan for executive officers. The objectives of the stock option program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to create incentives for executives to remain with the Company for the long term. Options are awarded with an exercise price equal to the market price of Class A Common Stock on the date of grant and typically have a term of 10 years.

The Committee has implemented an annual option grant program. Annual awards to the top five executive officers are normally made based on grant guidelines expressed as a percentage of salary. Option grants to executives related to fiscal 2004 performance did not occur until October 2004 and therefore fell in fiscal 2005.

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. In the past, the levels of salary and bonus paid by the Company have not exceeded this limit. In 2003 and 2004, due to the Company's exceptional financial performance, the salary and bonus paid to Mr. Philip exceeded $1,000,000. To address future deductibility of bonus compensation under Section 162(m), the Board of Directors has adopted, and submitted to the shareholders for approval, the Executive Annual Bonus Plan. See "Approval of Executive Annual Bonus Plan." Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the IRS regulations.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Philip was paid a base salary of $575,000 in fiscal 2004, reflecting an increase of approximately 4% over fiscal 2003. When setting the base salary, the Committee took into account the following:

o Comparison of base salaries, perquisites and incentives for Chief Executive Officers of peer companies,
o    The Company's improving financial performance,
o The assessment by the Committee of Mr. Philip's individual performance and contributions, and
o    Current economic conditions.

The Committee believes that Mr. Philip's annual base salary falls within the competitive range of salaries for similar positions at similar companies.

Mr. Philip's participation in the EVA-based bonus plan for the last fiscal year was tied to the Company's achievement of pre-established EVA target levels. The Company's fiscal 2004 EVA performance was significantly higher than the pre-established target resulting in a payout of $1,138,214.


                                             COMPENSATION COMMITTEE

                                             Ralph R. Shaw, Chair
                                             Robert S. Ball
                                             William A. Furman


                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

     - Reviewed and discussed the audited financial statements with management.

     - Discussed with the independent auditors the matters required to be communicated by SAS 61.

     - Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     - Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.


                                             AUDIT COMMITTEE

                                             Ralph R. Shaw, Chair
                                             Robert S. Ball
                                             William A. Furman

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Iron and Steel Industry Group Index for the period commencing on August 31, 1999 and ending on August 31, 2004. The graph assumes that $100 was invested in the Company's Common Stock and each index on August 31, 1999, and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

----------------------------------------------------------------------------------------------
                                    8/31/99   8/31/00   8/31/01   8/31/02   8/31/03   8/31/04
---------------------------------- --------- --------- --------- --------- --------- ---------
Schnitzer Steel Industries, Inc.     100.00     84.10     74.73    110.56    292.50    498.32
---------------------------------- --------- --------- --------- --------- --------- ---------
Standard & Poors 500 Index           100.00    116.32     87.95     72.12     80.83     90.09
---------------------------------- --------- --------- --------- --------- --------- ---------
Standard & Poors Steel Index         100.00     70.10     82.72     75.24     79.70    135.96
----------------------------------------------------------------------------------------------

                     APPROVAL OF EXECUTIVE ANNUAL BONUS PLAN

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its five most highly compensated officers in any year. Section 162(m), however, exempts from this deductibility limit compensation that qualifies as "performance-based compensation" as defined in regulations. In the past, the levels of salary and bonus paid by the Company have not exceeded the $1,000,000 limit. In 2003 and 2004, due to the Company's exceptional financial performance, the salary and bonus paid to the Company's Chief Executive Officer exceeded $1,000,000, and the excess was not deductible.

To address the issue of deductibility of executive compensation, the Board of Directors has adopted the Executive Annual Bonus Plan (the "Plan") and submitted the Plan to the shareholders for approval. The purpose of the Plan is to enable the Company to qualify annual bonuses it pays as "performance-based compensation" that will be fully deductible by the Company notwithstanding the $1,000,000 limit of Section 162(m). The Plan does not replace the Company's existing Economic Value Added Bonus Plan (the "EVA Plan"), but instead is intended to be a shareholder-approved vehicle under which bonuses paid to Plan participants pursuant to the specific terms of the EVA Plan or other future bonus programs may qualify as fully deductible "performance-based compensation."

The following summary of the Plan is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Exhibit B to this proxy statement.

DESCRIPTION OF THE PLAN

ADMINISTRATION. The establishment of performance goals and related bonus opportunities under the Plan and all other decisions regarding the administration of the Plan will be made by the Compensation Committee of the Board of Directors (the "Committee"), which shall be comprised solely of two or more "outside directors" as that term is defined in regulations under Section 162(m).

PLAN PARTICIPANTS. Initially, the sole participant in the Plan will be the Company's Chief Executive Officer (the "CEO"), as he is the only Company employee whose total salary and bonus has exceeded, or even approached, $1,000,000. The Committee may designate any other executive officer of the Company as a Plan participant for any fiscal year at the time of establishment of performance goals for that year. The Company currently has six executive officers, including the CEO. Executive officers and other employees who are not Plan participants will continue to be eligible to receive annual bonuses under the EVA Plan or other arrangements, but those bonuses will not qualify as "performance-based compensation" under Section 162(m).

PERFORMANCE GOALS AND BONUS OPPORTUNITIES. To make an award under the Plan, the Committee shall, no later than 90 days after the beginning of a fiscal year of the Company, establish for each participant the performance goals for the year and the amount, or the formula for determining the amount, of cash bonus to be paid or accrued for the participant based on achievement of the performance goals for the year. The performance goals shall be one or more targeted levels of performance of the Company or any subsidiary, division or other unit of the Company with respect to one or more of the following objective measures: economic value added (adjusted operating income after taxes less a capital charge), earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, revenues, gross margin, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee).

CERTIFICATION OF BONUSES. Following the conclusion of any fiscal year, prior to the payment of any cash bonuses under the Plan with respect to that year, the Committee shall certify in writing the attainment of the performance goals for the year and the calculation of the bonus amounts. No bonus shall be paid or accrued if the related performance goal is not met.

MAXIMUM BONUS. The maximum cash bonus that may be paid or accrued for any participant with respect to performance of the Company in any fiscal year shall be $2,500,000.

AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Board of Directors at any time except to the extent that an amendment requires shareholder approval to maintain the qualification of Plan awards as performance-based compensation. Unless reapproved by the shareholders, the Plan will terminate at the first meeting of shareholders of the Company in 2010.

EVA PLAN AND PREVIOUSLY ESTABLISHED PERFORMANCE GOALS

Since 2001, the EVA Plan has been the Company's annual bonus program for executive officers and other management employees. Economic value added ("EVA") is a measure of adjusted operating profit after deductions for income taxes and the estimated weighted average cost of the Company's debt and equity capital. Under the EVA Plan, a target bonus declaration stated as a percentage of annual salary is established for each executive officer each year. Based on the Company's EVA performance for the year, a bonus declaration is calculated which for most executives may range from up to 300% of target to as low as negative 100% of target. The bonus declaration is then credited to the executive's bonus bank under the EVA Plan, with the actual bonus payment for the year being paid from the bonus bank in an amount up to 100% of the target bonus plus one-third of any remaining balance of the bonus bank. The balance, if any, in the bonus bank is carried forward to the next year.

As described above, the sole initial participant in the Plan is Robert W. Philip, the Company's CEO. EVA performance targets and a target bonus declaration have been established for Mr. Philip for fiscal 2005. In addition, after payment of his fiscal 2004 bonus, Mr. Philip had $1,135,701 in his bonus bank as a result of bonus declarations in 2004 and prior years. The Company has not determined whether the bonus declarations for Mr. Philip in 2005 and prior years have been established and administered in a manner that will permit those amounts to qualify as fully deductible "performance-based compensation." However, shareholder approval of the Plan is intended to enable the Company to fully deduct amounts subsequently paid to Mr. Philip from his existing bonus bank and fiscal 2005 bonus declaration to the fullest extent those amounts otherwise meet the requirements for qualification as "performance-based compensation." If the shareholders do not approve the Plan, these amounts will not be paid.

EVA performance targets and target bonus declarations have also been established for the Company's other executive officers for fiscal 2005. The actual amounts to be paid under those awards cannot be determined at this time, as such amounts are dependent upon the Company's performance for the current fiscal year. The following table shows the bonus declaration and actual bonus payment for fiscal 2004 for each Named Executive Officer and for all current executive officers as a group:


================================================================================
                                                FY 2004              FY 2004
      NAME AND POSITION                  EVA BONUS DECLARATION   EVA BONUS PAID
--------------------------------------- ----------------------- ----------------
Robert W. Philip
       Chairman, Chief Executive
       Officer and President                   $1,711,092          $1,138,214
--------------------------------------- ----------------------- ----------------
Gary Schnitzer
       Executive Vice President                   507,216             323,616
--------------------------------------- ----------------------- ----------------
Kurt C. Zetzsche
       President, Cascade Steel
       Rolling Mills, Inc.                        555,271             294,952
--------------------------------------- ----------------------- ----------------
Barry A. Rosen
       Vice President, Finance and
       Chief Financial Officer                    473,660             307,496
--------------------------------------- ----------------------- ----------------
Jay Robinovitz
       Vice President                             231,785             151,292
--------------------------------------- ----------------------- ----------------
Current executive officers
  as a group (Six persons)                      3,394,518           2,206,072
================================================================================


VOTE REQUIRED TO APPROVE THE PLAN

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on the proposed Plan. The Plan will be approved if the votes cast in favor of the Plan exceed the votes cast against the Plan. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies will be voted for or against the Plan or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted in favor of the Plan.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED PLAN.

                              INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending August 31, 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Aggregate fees billed by the Company's principal accountants, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

                                                    Fiscal 2004     Fiscal 2003
                                                    -----------     -----------
            Audit Fees (1)                           $ 352,200       $ 297,250
            Audit-Related Fees (2)                      68,906          52,671
            Tax Fees (3)                               148,550          71,679
            All Other Fees                              16,400              --
                                                     ---------       ---------
            Total                                    $ 586,056       $ 421,600
                                                     =========       =========

(1) Comprised of the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements, as well as consents related to and reviews of other documents filed with the Securities and Exchange Commission.
(2) Comprised of acquisition due diligence and consultations regarding internal controls and financial accounting and reporting, including services related to the Company's compliance with the Sarbanes-Oxley Act of 2002.
(3) Comprised of services for tax compliance, tax return preparation, tax advice and tax planning.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company's independent accountants must be approved in advance by the Audit Committee to assure that such services do not impair the accountants' independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy") which sets forth the procedures and the conditions pursuant to which services to be performed by the independent accountants are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the above table as well as services for limited review of actuarial reports and calculations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent accountants. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 2004 all of its officers, directors and 10% shareholders complied with all applicable
Section 16(a) filing requirements, except that the following individuals filed the indicated number of late reports and total number of late transactions:
Kenneth and Deborah Novack - two late reports with three late transactions; Dori Schnitzer - one late report with thirteen late transactions; Laura Freidman - one late report with one late transaction; Gilbert Schnitzer - two late reports with three late transactions; Danielle Nye - one late report with one late transaction; David Easly - one late report with one late transaction; Robert and Rita Philip - two late reports with six late transactions; Gayle Romain - two late reports with two late transactions.


                  SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company's 2006 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than August 31, 2005.



                             DISCRETIONARY AUTHORITY

Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this Proxy Statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

For the 2006 Annual Meeting of Shareholders, unless notice of a shareholder proposal to be raised at the meeting without inclusion in the Company's proxy materials is received by the Company at its principal office prior to November 14, 2005, proxy voting on that proposal at the Annual Meeting will be subject to the discretionary voting authority of the Company's designated proxy holders. If timely notice is received by the Company, the designated proxy holders may still have discretionary voting authority over the proposal depending upon compliance by the Company and the proponents with certain requirements set forth in rules of the Securities and Exchange Commission.


                                     GENERAL

The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.


THE COMPANY WILL PROVIDE TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ITS CORPORATE SECRETARY, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2004.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

/s/ Ilene Dobrow Davidson

Secretary
December 29, 2004

                                    EXHIBIT A

                        SCHNITZER STEEL INDUSTRIES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

1.   Overall Purpose

     The primary purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, appoint the Company's independent accountants, and to otherwise assist the Board of Directors (the "Board") in achieving its oversight responsibilities in the following areas:

     o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
     o Overseeing that management has established and maintained processes to ensure that an adequate system of internal control is functioning within the Company;

2.   Composition

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The directors' independence shall further be determined in accordance with NASDAQ's independent director listing standards. All directors who are members of the Audit Committee must be able to read and understand fundamental financial statements. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including a current or past position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the committee may designate a Chair by majority vote of the full Committee membership.

3.   Meetings

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal audit director and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chair should meet (telephonically or in person) with the independent accountants and management quarterly to review the Company's financials.

4.   Activities

     In fulfilling its overall purpose, the Committee shall schedule and carry out the following activities as designated or required. The broad areas of activities include:

     o    General
     o    Reporting
     o    Independent Accountants
     o    Internal Audit

------------------------------------------------------------------------------------------------------------
                                                                                   Timing
--------------------------------------------------------------- --------------------------------------------
                                                                   All         As
                         Activities                              Meetings   Required   Quarterly   Annually
--------------------------------------------------------------- ---------- ---------- ----------- ----------
Area: GENERAL

1.   Determine that each Committee member is independent and        X
     free from any relationships that would interfere with
     the exercise of his or her judgment as a member of the
     Committee. Definition of independence excludes
     directors who have any relationship with the Company
     that precludes a finding of independence under NASDAQ
     rules.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
2.   Determine that all members of the Committee are able to                                           X
     read and understand fundamental financial statements
     and that at least one member of the Committee has past
     employment experience in finance or accounting,
     requisite professional certification in accounting, or
     any other comparable experience or background which
     results in the individual's financial sophistication,
     including a current or past position as a chief
     executive officer, chief financial officer or other
     senior officer with financial oversight
     responsibilities. Determine whether this last member
     also meets the definition of "audit committee financial
     expert" contained in SEC Regulation S-K, Item 401(h).
--------------------------------------------------------------- ---------- ---------- ----------- ----------
3.   Review and update this Charter periodically, at least                                             X
     annually, as conditions dictate. Full Board approval is
     required for adoption as well as significant changes to
     the Charter.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
4.   Submit the minutes of all meetings of the Committee to,                               X
     or discuss the matters discussed at each meeting with
     the full Board.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
5.   The Committee shall have the power to conduct or                           X
     authorize investigations into any matters within the
     Committee's scope of responsibilities. The Committee X
     shall have authority to engage independent legal,
     accounting and other advisers, as it determines
     necessary to carry out its duties. The Company will pay
     all compensation of such advisers approved by the
     Committee as well as all other ordinary administrative
     expenses of the Committee that are necessary or
     appropriate to carry out its duties.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
6.   Establish and maintain procedures for:                                     X

     o the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters, and

     o    the confidential, anonymous submission by employees
          of the issuer of concerns regarding questionable
          accounting or auditing matters.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
7.   Review and approve all related party transactions                          X
     proposed to be entered into by the Company. For this
     purpose, the term "related party transaction" shall
     refer to any transaction required to be disclosed
     pursuant to SEC Regulation S-K, Item 404.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                   Timing
--------------------------------------------------------------- --------------------------------------------
                                                                   All         As
                         Activities                              Meetings   Required   Quarterly   Annually
--------------------------------------------------------------- ---------- ---------- ----------- ----------
Area:  REPORTING

1.   Review the Company's annual financial statements,                                                X
     including any report rendered by the Company's
     independent public accountants (the "IPA").
--------------------------------------------------------------- ---------- ---------- ----------- ----------
2.   Review with management and the Company's IPA the                           X
     applicability and impact of any new pronouncements
     issued by FASB or other applicable regulatory agencies.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
3.   Publish the written Charter in the annual Proxy                                                  X
     Statement as and when required by SEC rules.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
4.   Prepare a report to shareholders for inclusion in the                                            X
     annual Proxy Statement. In addition to listing the
     names of each Committee member and X indication whether
     its members are independent, the report should state
     that the Committee has:

     o    Adopted a written charter for the Committee;

     o    Reviewed the financial statements with management;

     o Discussed with the IPA the matters required to be discussed by Statement on Auditing Standards No. 61;

     o Received from the IPA disclosures regarding their independence required by Independence Standards
          Board Standard No. 1 and discussed with the IPA their independence;

     o    Based on the review and discussions noted above,
          the Committee recommended to the Board that the
          audited financial statements be included in the
          Company's Annual Report on Form 10-K for the last
          filing year with the SEC.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
5.   Meet with (telephonic or in person) financial                                         X
     management following the completion of the IPA's SAS
     #71 interim financial review and prior to the Form
     10-Q filing/release of earnings.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                   Timing
--------------------------------------------------------------- --------------------------------------------
                                                                   All         As
                         Activities                              Meetings   Required   Quarterly   Annually
--------------------------------------------------------------- ---------- ---------- ----------- ----------
Area:  INDEPENDENT ACCOUNTANTS

1.   Be directly responsible for the appointment,                               X
     compensation, retention and oversight of the IPA
     engaged for the audit of the Company's annual financial
     statements and related services. The IPA shall report
     directly to the Committee. The Committee shall resolve
     any disagreements between the IPA and management
     regarding financial reporting.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
2.   Pre-approve all audit services and permissible                             X
     non-audit services to be performed by the IPA for the
     Company, including the fees and other terms of all such
     engagements. Alternatively, the Committee may establish
     pre-approval policies and procedures in accordance with
     applicable SEC rules.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
3.   Review with the IPA the scope of their examinations of                                           X
     the books and records of the Company and its
     subsidiaries and direct the special attention of the
     IPA to specific matters or areas deemed by the
     Committee or the internal auditors to be of special
     significance; authorize them to perform such
     supplemental reviews or audits as the Committee may
     deem desirable.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
4.   On an annual basis, receive a formal written statement                                           X
     from the IPA as to all significant relationships the
     IPA has with the corporation to determine the IPA's
     independence. Discuss any disclosed relationships or
     services that may impact the IPA's independence. It is
     the Committee's responsibility to oversee the
     independence of the IPA.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
5.   Review with management and the IPA their qualitative                                             X
     judgments about the appropriateness, not just the
     acceptability, of accounting principles and financial
     disclosure practices used or proposed and,
     particularly, about the degree of aggressiveness or
     conservatism of its accounting principles and
     underlying estimates.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
6.   Review with management and the IPA at the completion of                                          X
     their audit:

     o The existence of any fraud or illegal acts that the IPA may have become X aware of;

     o Any significant deficiencies in the design or operation of internal controls noted during the audit;

     o Selection of and changes in significant accounting policies or their application;

     o Process used by management in making significant accounting judgments or estimates;

     o    Significant audit adjustments;

     o Review by the IPA of other information in the audited financial statements;

     o    Disagreements with management;

     o Consultation, if any, with other auditors on significant accounting matters;

     o    Serious difficulties encountered during the audit.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
7.   Consider recommendations from the IPA regarding                                                   X
     internal controls, information technology controls and
     security and other matters relating to the Company and
     its subsidiaries and reviewing the correction of
     controls or processes deemed in need of improvement.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
8.   Provide sufficient opportunity for the IPA to meet with                    X
     the members of the Committee without members of
     management present. Among the items to be discussed in
     these meetings are the IPA's evaluation of the
     Company's financial, accounting, and auditing
     personnel, and the cooperation that the IPA received
     during the course of the audit.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
9.   Meet with IPA quarterly to review the Company's                                       X           X
     financials and at least annually a private session
     should occur to discuss other matters.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                   Timing
--------------------------------------------------------------- --------------------------------------------
                                                                   All         As
                         Activities                              Meetings   Required   Quarterly   Annually
--------------------------------------------------------------- ---------- ---------- ----------- ----------
Area:  INTERNAL AUDIT

1.   Review and approve the selection and compensation of                                             X
     the Director of Internal Audit (Director). It should be
     clear to the Director that the ultimate accountability
     is to the Board and the Committee as representatives of
     the shareholders.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
2.   Review the Internal Audit Charter and amend as needed.                                           X
--------------------------------------------------------------- ---------- ---------- ----------- ----------
3.   Review the annual risk assessment to determine and                                               X
     approve the annual X internal audit plan. This would
     include special attention to specific matters or areas
     deemed appropriate by the Committee or the IPA to be of
     special significance; authorize them to perform such
     supplemental reviews or audits as the Committee may
     deem desirable.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
4.   Review status of the annual audit plan to ascertain                                   X
     progress against the plan, changes made to the plan or
     other circumstances that have altered the audit plan.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
5.   Review resources available to the Director to enable                                             X
     internal audit to execute the adopted plan. Make
     appropriate inquiries of management and the Director to
     determine whether there is scope or budgetary
     limitations that impede the ability of Internal Audit
     to execute its responsibilities.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
6.   Review internal audit reports issued. Consider                                                   X
     recommendations regarding X internal controls,
     information technology controls, security, process
     improvements and other matters relating to the Company
     and its subsidiaries and reviewing the correction of
     controls or processes deemed in need of improvement.
     Support implementation of all recommendations by the
     businesses.
--------------------------------------------------------------- ---------- ---------- ----------- ----------
7.   Provide sufficient opportunity for the internal                            X
     auditors to meet with the members of the Committee
     without members of management present. Among the items
     to be discussed in these meetings are the evaluation of
     the Company's financial, accounting, and auditing
     personnel, and the cooperation that the Director
     received during the course of their audits.
------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                        SCHNITZER STEEL INDUSTRIES, INC.
                           EXECUTIVE ANNUAL BONUS PLAN

     1. Purpose. Schnitzer Steel Industries, Inc. (the "Company") hereby establishes the Schnitzer Steel Industries, Inc. Executive Annual Bonus Plan (the "Plan") with the intent of qualifying compensation paid under the Plan as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)") and the regulations promulgated thereunder. The Plan shall be interpreted in a manner consistent with the foregoing intent.

     2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company, which shall be comprised solely of two or more "outside directors" as defined in regulations promulgated under Section 162(m). The Committee may adopt guidelines to implement and administer the Plan.

     3. Plan Participants. The participants in the Plan (the "Participants") shall be the Chief Executive Officer (the "CEO") of the Company and such other executive officers of the Company as may be designated in writing by the Committee at the time of the establishment of Performance Goals for any fiscal year. Other executives and employees of the Company may receive bonuses on terms similar to the terms of bonuses paid to Participants under the Plan, but those bonuses shall not be covered by the Plan and, therefore, shall not qualify as performance-based compensation under Section 162(m).

     4. Performance Goals.

     (a) To make an award under the Plan, the Committee shall, no later than 90 days after the beginning of a fiscal year of the Company, establish in writing the objectives ("Performance Goals") that must be satisfied by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during such year as a condition to the payment or accrual of a cash bonus for each Participant based on performance in that year. The Committee shall also establish (i) the amounts, or the formula for determining the amounts, of cash bonuses to be paid or accrued based on achievement of the Performance Goals, and
(ii) the timing of payment and any other conditions to payment of such amounts. In establishing any Performance Goals, the Committee may, in its sole discretion, reserve the right to reduce the resulting cash bonuses prior to payment on such terms as determined by the Committee.

     (b) The Performance Goals for each fiscal year shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: economic value added (adjusted operating income after taxes less a capital charge), earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, revenues, gross margin, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee).

     5. Computation of Bonus. Following the conclusion of any fiscal year, prior to the payment of any cash bonuses under the Plan with respect to that year, the Committee shall certify in writing the attainment of the Performance Goals for the year and the calculation of the bonus amounts. No bonus shall be paid or accrued if the related Performance Goal is not met.

     6. Maximum Bonus. The maximum cash bonus that may be paid or accrued for any Participant with respect to performance of the Company in any fiscal year shall be $2,500,000.

     7. Effect of Plan on Previously Established Performance Goals. The Plan shall be submitted for approval by the Company's shareholders at the Annual Meeting of Shareholders held in 2005. If the Plan is approved by the shareholders at that meeting, the Plan shall apply to cash bonuses paid to the CEO after the date of that meeting as a result of achievement of Performance Goals previously established for fiscal 2005 and prior years, provided that the establishment and administration of those bonuses was and is otherwise in accordance with the terms of the Plan and the regulations under Section 162(m). If the Plan is not approved by the shareholders at that meeting, then any unpaid bonuses resulting from previously established Performance Goals shall not be paid.

     8. Amendment and Termination of Plan. The Board may at any time amend or terminate the Plan, except that no amendment will be effective without approval by the Company's shareholders if such approval is necessary to qualify amounts payable hereunder as performance-based compensation under Section 162(m). Unless it is re-approved by the shareholders, the Plan shall terminate on the date of the first shareholder meeting that occurs in the fifth year after the year of initial approval. No termination of the Plan shall affect Performance Goals and related awards established by the Committee prior to such termination.

     9. No Right of Continued Employment. Nothing in the Plan or any award pursuant to the Plan shall confer upon any person any right to be continued in the employment of the Company or any subsidiary.

     10. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Oregon.